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                                                                 EXHIBIT 10.12

                            DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into by and between Buena Vista Internet Group, a corporation duly organized under the laws of California, with its principal place of business at 5161 Lankershim Blvd., North Hollywood California 91601, hereinafter referred to as "BVIG", and drkoop.com, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 8920 Business Park Drive, Longhorn Suite, Austin, Texas 78759, hereinafter referred to as "Content Partner" or "DrKoop.com".

WITNESSETH:

WHEREAS, BVIG hosts and maintains a web site known as "Disney's family.com" (the "Service" or "Family.com") located at www.family.com through which information targeted towards parents and families is provided to its users ("Users"); and

WHEREAS, Content Partner operates an Internet site located at www.drkoop.com
                                                              --------------
(the "DrKoop.com Site" or the "Content Partner Service") and is the provider of information described in Appendix A hereto ("Health Content").

WHEREAS, BVIG desires to create a clearly designated area on Family.com devoted to Health Content (the "Health Channel") and BVIG and Content Partner desire Content Partner to provide such content for such channel. Health Content provided by Content Partner hereunder, as set forth on Appendix A-1 hereto, shall be referred to herein as "Content Partner Content".

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, BVIG and Content Partner hereby agree as follows:

1    LICENSE; OBLIGATIONS OF CONTENT PARTNER; OBLIGATIONS OF BVIG

     1.1 Subject to the terms and conditions of this Agreement, Content Partner hereby grants to BVIG and its subsidiaries and Affiliates, a fully-paid, worldwide, irrevocable (during the term), non-exclusive right and license to use, reproduce, adapt, incorporate, integrate, distribute and otherwise exploit the Content Partner Content on the Service and other BVIG sites as specified in Section 1.9 below, and, in conjunction with BVIG's activities pursuant to this Agreement, to exploit the applicable copyrights, trade names, trade dress, trademarks and other intellectual property rights of Content Partner on the Service. The terms set forth in the Appendices attached hereto shall also apply to this Agreement.

          As used herein, "Affiliate" means with respect to a party to this Agreement, any entity that directly or indirectly controls, or is under common control with, or is controlled by, such party; "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     1.2 BVIG shall create the Health Channel which shall contain Content Partner Content and/or Links (defined in Section 1.7) to Content Partner Content. The Health Channel is further described on Appendix A.

__________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     1.3  Content Partner shall host most of the Content Partner Content on
          Content Partner's servers. Certain Content Partner Content hosted by Content Partner and accessed by Users shall, at BVIG's option, appear within a BVIG-designed branded frame ("Family.com-Wrapped Pages"),, or within pages on the DrKoop Site with no wrapper (collectively "Pages"). The Family.com-Wrapped Pages shall, at BVIG's option, consist of either (a) a custom configuration of portions of the Content Provider Content selected by BVIG which shall appear within a Family.com branded frame which includes the Family.com navigation bar; or (b) Go-Wrapped Pages created under the Distribution Agreement between Content Partner and Infoseek Corporation of even date herewith (the "Distribution Agreement"). The advertising and sponsorships on the Family.com-Wrapped Pages shall be determined by Content Partner, subject to Appendix A, Section 7. The Family.com-Wrapped Pages shall appear to the viewer to be located at www.family.drkoop.com. The parties will mutually agree on the format for the Family.com-Wrapped Pages wrapper. Content Partner shall cooperate and assist BVIG by promptly answering questions and complaints regarding any Content Partner Content. Each party shall promptly inform the other party of any event or circumstance, and provide all information pertaining to such event or circumstance, related or arising from this Agreement which could lead to a claim or demand against the other party by any third party. The parties acknowledge that, unless otherwise agreed, Users will not be required to pay a fee to view any Family.com-Wrapped Pages or to view a page on the DrKoop.com Site which Users accessed through a link from Family.com.

     1.4 Content Partner will deliver to BVIG all Content Partner Content to be hosted by BVIG in a mutually agreeable format, electronically via modem or Internet access (e.g. Internet ftp or Internet e-mail). Content Partner agrees to certify that all deliveries hereunder were made electronically. Content Partner will make updates to the Content Partner Content available to BVIG on a regular mutually agreed upon basis. BVIG shall have the right, but not the obligation, to remove from Family.com, or direct Content Partner to remove from the Family.com-Wrapped Pages, any Content Partner Content which BVIG, in its reasonable discretion, determines to be offensive, in poor taste, or otherwise objectionable.

     1.5 Subject to the exceptions set forth below, during the term of this Agreement, Content Partner shall be the exclusive provider of Health Content for the Health Channel. ***

          1.  ***
          2. Health Content provided to BVIG by news or data feeds or Freelancers;
          3.  Any Health Content created internally by BVIG or its Affiliates;
          4.  ***
          5. BVIG's standard advertising banner business conducted outside the Health Channel;
          6. News and Editorial Content of any kind (As used herein, "Editorial Content" means opinion pieces related to current events and magazine articles that may relate to health; ***

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          7.  New Content or products that are not available from DrKoop.com as further described in Appendix A, Section B 2; and
          8. Any Health Content obtained from a third party which is marketed under the "Disney" brand (such as, "Disney's Health
              Encyclopedia").

              As used herein, "Freelancers" shall mean independent parties who receive a fee for their services and who are not (to BVIG's knowledge) full time employees of any DrKoop.com Direct Competitor as set forth on Appendix E.

          DrKoop.com acknowledges that the following shall not constitute a breach of this Section 1.5: (a) the BVIG search technology may search the sites *** (b) BVIG may provide search-related products that may include results from any third parties; and (c) any third party may be included in service/product provider directories on Family.com.

     1.6  ***

     1.7 The response times which DrKoop.com shall use to remedy and/or correct any material limitations or errors in any Content Partner Content made available by or through DrKoop.com that BVIG brings to DrKoop.com's attention or about which DrKoop.com otherwise becomes aware are specified in Appendix C; *** DrKoop.com agrees not to override browser back button functionality to prevent Users who link to the DrKoop.com Site from the Service from returning to the Service. As used herein "Link" means a so-called "hot link" in graphical and/or textual format located on a web site which takes the User directly to another web site.

     1.8 Each party will be responsible for its respective telecommunications charges with respect to the provision of respective portions of the Content Partner Content to BVIG and to Users. Except as expressly provided herein, BVIG retains the right to adapt or otherwise alter the design, look, and any other attributes of the Service and Service pages, and the placement of the Content Partner Content on the Service. BVIG will use commercially reasonable efforts to incorporate into the Content Partner Content error corrections, as provided and identified as such by Content Partner; provided, however that if Content Partner advises BVIG in writing during normal business hours that failure to promptly correct an error could result in serious physical injury to a User, BVIG shall exercise best commercially reasonable efforts to expedite the correction of such error.

     1.9 Family.com may place up to ten articles of Content Partner Content per month as part of the archival database for the Service during the term of the Agreement. The archival database may be searched from Family.com as well as other BVIG sites that include the Family.com database in their search.

    1.10 User Registration. DrKoop.com shall ensure that its privacy policy applicable to the DrKoop.com Site and the Family.com-Wrapped Pages, to the extent applicable to its performance under this Agreement, is consistent with the BVIG's privacy policy for Family.com, as such may be changed from time to time, including but not limited to including a mechanism that allows Users to opt in to DrKoop.com's sharing of User data (not including personal medical information) with BVIG. The parties will work together to implement a shared registration solution for Users accessing DrKoop functionality.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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    1.11  DrKoop.com User Data. *** DrKoop.com shall make available to BVIG, via a method and timing to be mutually agreed upon, all names and email addresses of all new Dr.Koop.com Users who register on the Family.com-Wrapped Pages or who have accessed the DrKoop.com Site from a Link on Family.com, provided that such User has opted in for sharing his/her data with BVIG and provided such disclosure is not prohibited by law or regulation. In addition, except as prohibited by law, Dr.Koop.com shall provide to BVIG all available data (in aggregate, anonymous form only) concerning Users who access the Pages from Links on Family.com, concerning products and/or services purchased by such Users, survey and promotion responses, and other demographic information concerning such Users. Notwithstanding the foregoing, DrKoop.com shall not provide personal medical information to BVIG, including, without limitation, personal medical records. BVIG may use such information for its internal business purposes and may provide such aggregate, anonymous information to third parties as it deems appropriate in connection with its operations; provided, however that such aggregate, anonymous data may not be identified to third parties as DrKoop.com User data. Drkoop.com User data must be aggregated with other BVIG User data before being provided to a third party.

    1.12 BVIG User Data. BVIG shall own all right, title and interest in and to and the exclusive right to use all BVIG User Data generated on all pages of the Service hosted by BVIG.

    1.13 Access. The Health Channel shall be accessible by Users through no more than one hyperlink from the Family.com home page. Further, BVIG shall maintain the Health Channel, in a manner consistent with its development and operation of the other Channels within the Service.

    1.14 Warrants. At BVIG's option, upon execution of this Agreement, Content Partner will provide BVIG with warrants for the right to purchase sixty thousand (60,000) shares of Content Partner's common stock pursuant to a Warrant Agreement between Content Partner and BVIG containing terms no less favorable to BVIG than the terms of the Warrant Agreement between Content Partner and Infoseek Corporation attached to the Distribution Agreement.

2   FEES AND PAYMENTS

    Each party will make payments to the other party in the amounts and at the times specified in Appendix D. Each party will be responsible for the proper payment of all taxes, including sales, excise and value added taxes, which may be levied in connection with its payments to the other party, exclusive of taxes based upon the other party's net income.

3   CONFIDENTIAL INFORMATION

    3.1 Either BVIG or Content Partner may disclose to the other (the "Receiving Party") certain information that the disclosing party deems to be confidential and proprietary ("Proprietary Information"), and technical and other business information of the disclosing party that is not generally available to the public.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     3.2  The Receiving Party agrees to use Proprietary Information solely in conjunction with its performance under this Agreement and not to disclose or otherwise use such information in any fashion. The Receiving Party, however, will not be required to keep confidential such Proprietary Information that becomes generally available without fault on its part; is already rightfully in the Receiving Party's possession without restriction prior to its receipt from the disclosing party; is independently developed by the Receiving Party; is disclosed by third parties without similar restrictions; is rightfully obtained by the Receiving Party from third parties without restriction; or is otherwise required by law or judicial process.

     3.3 Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal, investment, financial and other professional advisers on a confidential basis, each party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other party.

4    REPRESENTATIONS AND WARRANTIES

     4.1 Content Partner represents and warrants that it is the owner of the Content Partner Content and/or has the right to grant the rights hereunder. Content Partner represents and warrants to BVIG that it holds the necessary rights to permit the use of Content Partner Content by BVIG for the purpose of this Agreement; that its entry into this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; that to the best of its knowledge, after reasonable inquiry, the Content Partner Content is true, accurate and does not contain material omissions; Content Partner further represents and warrants to BVIG that the use, reproduction, distribution, transmission, or display of Content Partner Content will not (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any U.S. copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national laws.

     4.2 Content Partner represents and warrants that, *** the systems and technology utilized to operate the DrKoop.com Site and the GO Network Wrapped Pages are compliant with the following Year 2000 requirements:
          (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitations, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     4.3  BVIG represents and warrants, *** that the systems and technology utilized by BVIG to operate the Service are compliant with the following Year 2000 requirements: (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitations, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

     4.4 BVIG represents and warrants to Content Partner that *** this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; that the BVIG proprietary technology as utilized by the Service does not infringe any U.S. copyright, patent, trademark, trade dress or trade secret of any person or entity, and that BVIG Content (as defined in this Section 4.4) will not (a) violate any U.S. laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, or national laws. As used herein, "BVIG Content" means any content on the Health Channel that has been authored and created solely by BVIG.

5    LIMITATION OF LIABILITY; DISCLAIMER

     5.1 EXCEPT FOR EITHER PARTY'S LIABILITY FOR THIRD PARTY CLAIMS AS SPECIFIED IN SECTION 9 BELOW OR IN APPENDIX A, SECTION B(4), DAMAGES ARISING FROM PERSONAL INJURY, OR EITHER PARTY'S BREACH OF SECTION 3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     5.2 EXCEPT AS SET FORTH IN SECTION 4, NEITHER PARTY MAKES ANY, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICE, THE DRKOOP.COM SITE, THE CONTENT PARTNER CONTENT, OR THE OPERATION OF THE CONTENT PARTNER CONTENT ON THE SERVICE, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

__________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6    TERM AND TERMINATION

     6.1 This Agreement shall be effective on the date executed by both parties ("Effective Date") and shall continue in force for an initial term ending thirty-six (36) months from the Execution Date (as defined in Appendix A, Section B.1.a). Upon prior mutual written agreement, the then current term of this Agreement may be renewed at the end of such initial term and each anniversary date thereafter for one (1) year renewal terms. Notwithstanding the foregoing, either party may terminate this Agreement effective as of the second anniversary of the Execution Date by providing at least 120 days prior written notice to
          the other party.   If this Agreement is not terminated as of the
          second anniversary of the Execution Date, the Agreement shall continue in full force and effect for another twelve (12) months (unless terminated for cause during said 12 month period).

     6.2 DrKoop.com will make best commercially reasonable efforts for the Pages to meet the following performance standards The applicable performance standards are as follows:

          ***

     6.3 BVIG shall make best commercially reasonable efforts for that portion of the Health Channel hosted by BVIG ("Health Channel" as used in this Section 6.3) to meet the following external performance standards. Such performance standards are as follows:

          ***

     6.4  ***

     6.5 The following sections shall survive the termination or expiration of this Agreement: 1.11 (first sentence only), 1.12, 2, 3, Article 4 (as to claims arising prior to termination or expiration or claims based on events arising prior to termination or expiration) 5, 8.1 (first and second sentences only), 8.2, 9, and 10.

     6.6  Upon the termination or expiration of this Agreement, each party shall
          (a) promptly return all Proprietary Information, and other information, documents, manuals and other materials belonging to the other party, except as may be otherwise provided in this Agreement;
          (b) promptly pay all amounts due and payable as of the date of such expiration or termination; and (c) promptly remove the other party's content, branding, links, and any other material provided under this Agreement from its respective sites and services.

     6.7 During the term of this Agreement, BVIG shall not enter into any agreements to permit the sale or distribution of tobacco or tobacco products on the Health Channel. Notwithstanding the foregoing, Content Partner acknowledges and agrees that information concerning tobacco and tobacco products may be displayed in standard search and directory result format on the Health Channel in response to the search queries of Users.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7    FORCE MAJEURE

     Neither party will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. The party experiencing the force majeure event shall provide the other party with notice as soon as reasonably possible under the circumstances. In the event of a force majeure event which lasts longer than fifteen (15) days, the party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other party.

8    ADVERTISING AND PROMOTION; PUBLICITY

     8.1 Content Partner shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements whatsoever concerning, this Agreement, Family.com BVIG or its Affiliates, without prior coordination with and written approval from BVIG, which approval may be granted or withheld in BVIG's sole discretion. BVIG shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements whatsoever concerning this Agreement or Content Partner without prior coordination with and written approval from Content Partner, which approval may be granted or withheld in Content Partner's sole discretion. Notwithstanding the foregoing, after execution of this Agreement, and during the term of the Agreement, DrKoop.com *** shall reasonably cooperate with BVIG in the issuance of a press release, mutually agreed to between the parties, announcing this Agreement. All such endorsements must receive BVIG's prior review and approval. Except and only to the extent specifically set forth in this Agreement, DrKoop.com shall not acquire any right under this Agreement to use any BVIG trademarks or logos or the names "Disney" or "Family.com" (either alone or in conjunction with or as a part of any other word or name) or any fanciful characters or designs of any BVIG affiliate, (a) in any advertising, publicity, or promotion; (b) to express or to imply any endorsement of its own products or services; or (c) in any other way.

     8.2 BVIG shall not have any right to use the name and/or likeness of Dr. C Everett Koop or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. Koop in any manner whatsoever without the prior written consent of DrKoop.com, which consent may be withheld in DrKoop.com's sole discretion.

     8.3 Content Partner and BVIG may undertake such joint marketing efforts as may be mutually agreed upon from time to time, but neither party is obligated to undertake any such efforts.

__________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9   INDEMNIFICATION

    9.1 Content Partner agrees to defend, indemnify and hold BVIG and their officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to (i) any breach or alleged breach of any of Content Partner's representations and warranties set forth in Section 4.1; (ii) any breach of an international law, rule or regulation or international third party proprietary right (as if Content Partner had made the representations and warranties equivalent to those set forth in
          Section 4.1 regarding US laws, regulations and proprietary rights);
          (ii) any injury to person or property caused by any products or services sold by Content Partner, or any User's use of or reliance on the Content Partner Content; (iii) any other claim with respect to Content Partner, Content Partner Content, or products or services sold by or through Content Partner, or (iv) Content Partner's sales or marketing practices. Content Partner shall bear full responsibility for the defense (including any settlements) of any such claim; provided however, that (a) Content Partner shall keep BVIG informed of, and consult with BVIG in connection with the progress of such litigation or settlement; and (b) Content Partner shall not have any right, without BVIG's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of BVIG or otherwise requires BVIG to take or refrain from taking any material action (such as the payment of fees).

    9.2 BVIG agrees to defend, indemnify and hold Content Partner and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to (i) any breach or alleged breach of any of BVIG's representations and warranties set forth in Section 4.4; (ii) any injury to person or property caused by any BVIG products or BVIG services sold by BVIG on the Health Channel, or any User's use of or reliance on the BVIG Content displayed on the Health Channel; or (iii) any breach of an international law, rule or regulation or international third party proprietary right (as if BVIG had made the representations and warranties equivalent to those set forth in Section 4.4 regarding US
          laws, regulations and proprietary rights).   BVIG shall bear full
          responsibility for the defense (including any settlements) of any such claim; provided, however, that (a) BVIG shall keep Content Partner informed of, and consult with Content Partner in connection with the progress of such litigation or settlement; and (b) BVIG shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suite or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Provider or otherwise requires Content Partner to take or refrain from taking any material action (such as the payment of fees).

10  GENERAL TERMS AND CONDITIONS

    10.1 The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, co-ownership, co-authorship, or partnership between the parties or to impose any partnership obligation or liability upon either party.

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    10.2  Neither party shall assign, sublicense or otherwise transfer
          (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any entity that acquires all or substantially all of the assets or shares (or controlling shares) of such party; provided that the acquiring entity is not a direct competitor of the other party. Any attempted assignment, sublicense or transfer by a party in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any change of control of either party shall be deemed an "assignment" for purposes of this
          Section 10.2; provided, however, that as long as control is not transferred to a competitor of the nonassigning party, it shall be an approved assignment.As used herein, "change of control" shall include any event (including, without limitation, a merger, sale, liquidation, transfer, encumbrance or other disposition) which results in a change of the control of a party. As used in this Section 10.2 "change of control" shall mean a change in the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty (50%) of a class of capital stock having voting rights of either party.

    10.3 No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by the party to be bound thereby.

    10.4 This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California. Each party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Los Angeles County, California over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

    10.5 The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

    10.6 Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 10.6.

                                   10 of 21

          If to BVIG:                   If to Content Partner:
          Buena Vista Internet Group    drkoop.com, Inc.
          5161 Lankershim Blvd.         8920 Business Park Drive, Longhorn Suite
          North Hollywood, CA 91601     Austin, Texas 78759
          Attention: Dan Rosen          Attention: __________________
          Tel: (212) 456-6469           Tel: ______________________
          Fax:(212) 456-7635            Fax:________________

          With a copy to:
          Legal Department
          Fax: (818) 623-3637

    10.7 This Agreement and the Appendices attached hereto and incorporated herein by reference constitutes the entire agreement between the parties and supersede any and all prior agreements or understandings between the parties with respect to the subject matter hereof. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any purchase order, correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

    10.8 The headings used in this document are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

BUENA VISTA INTERNET GROUP                    DRKOOP.COM, INC.


By: /s/ Larry Shapiro                         By: /s/ Donald Hackett
   ---------------------------                   ------------------------------
      Authorized Signature                            Authorized Signature

Print Name: Larry Shapiro                     Print Name: Donald Hackett
           -------------------                           ----------------------

Title: Sr. V.P. Business and Legal Affairs    Title: CEO
      ------------------------                      ---------------------------

Date: 4/9/99                                  Date: 4/9/99
     -------------------------                     ----------------------------

                                   11 of 21

                                  APPENDIX A

A.  HEALTH CONTENT

    1. "Health Content" means content that relates to human health conditions, medicine, and the treatment of disease ***

B.  HEALTH CHANNEL DESCRIPTION

    1. a. The Health Channel shall comprise one or more pages and shall include a DrKoop.com branded area featuring relevant Headlines from the DrKoop.com Site selected by Family.com. "Headline" means a title of an article, application, graphic or other Content Provider Content. The Headlines shall be Links to the applicable Health Content within the Pages either hosted by BVIG or Dr.Koop.com. The Headlines may be pulldown menus or other kinds of Links and may also include a brief description of the content (subject to the obligations set forth in Section B 4 below). Each page of the Health Channel shall include a Drkoop.com button which will be Linked to the DrKoop.com site or the Family.com Wrapped Pages, as determined by BVIG. The Health Channel shall be available to Users within 60 days of the Effective Date. The date on which the Health Channel is made available to Users is referred to herein as the "Execution Date."

         b. At least *** of the content on the Health Channel's home page shall be Content Provider Content or Headlines, provided Family.com's editorial team, in its reasonable discretion, identifies relevant Content Provider Content/Headlines to reach this *** threshold. At least *** of the Links on the Health Channel shall go directly to the Family.com-Wrapped Pages or the DrKoop.com Site, provided Family.com's editorial team identifies, in its reasonable discretion, relevant Content Provider Content/Headlines to reach this *** threshold. The other *** may link to Family.com pages that contain other Health Content (subject to Section B 2b) and other content.

         c. Family.com may also choose in its sole discretion to host and display in full on Family.com up to 10 articles per month from the Content Provider Content. Each such article will include a mutually agreed Link to the DrKoop.com Site.

         d. BVIG shall promote the Health Channel in a manner commensurate with BVIG's promotion of the other Family.com Channels.

    2. a. DrKoop.com shall provide Health Content and tools to Family.com in areas and subjects as specified by BVIG. BVIG and DrKoop.com shall mutually upon a schedule for the display of Content Provider Content which may include implementation of the following features within 90 days of the Effective Date:

             .  Weekly articles
             .  Periodic online chats with experts provided by DrKoop.com
             . At least one photo for each article and illustrations, graphs, statistical tables and charts wherever appropriate
             . Weekly replies from experts affiliated with DrKoop.com to Family.com user questions
             .  Search

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   12 of 21

         b. In the event that BVIG desires Health Content and/or tools, medium and/or functionality not available from Content Partner at the time of BVIG's request ("New Content"), it shall provide DrKoop.com with written notice of its desire to obtain such New Content, which notice shall include a specification therefor, and a delivery schedule in reasonable detail to allow DrKoop.com to evaluate the scope of the development project (the "Request").

         c.  ***

    3. All Links pointing to the DrKoop.com Site from the Service shall provide Links back to the same area of the Service.

    4. Notwithstanding the foregoing, BVIG shall not modify, edit, abbreviate or censor Content Partner Content, but BVIG shall have the right not to include such content on any pages of Family.com. In the event that BVIG modifies; including without limitation, creating summaries, any portion of the Content Partner Content without the prior written approval of Content Provider, BVIG shall be solely responsible for any liability arising from such unauthorized modifications and shall indemnify and hold Content Partner harmless from such liability.

    5.   ***

    6. At BVIG's request, DrKoop.com shall send to BVIG's facilities a minimum of one (1) on-site designer/producer/engineer during the term of this Agreement for a mutually agreed upon duration for purposes of assisting BVIG in building the Health Channel and integrating the Content Partner Content therein.

    7.   ***

         a. DrKoop.com shall place on the Family.com Wrapped-Pages and on any portion of the DrKoop.com Site which includes only promotions for or links to the Family.com Wrapped-Pages only "run of site" advertising and shall not include in such locations any advertising from any *** without BVIG's prior written consent, which may be granted or withheld in BVIG's sole discretion.

         b. DrKoop.com may sell sponsorships which appear on the Family.com-Wrapped Pages, provided that (i) such sponsorships comply with BVIG's current Advertising Guidelines and (ii) DrKoop does not sell Family.com-Wrapped Pages sponsorships as a stand alone opportunity and without BVIG's prior approval do not reference Family.com when discussing sponsorship opportunities.

         c. Content Provider shall comply with BVIG's then current standard advertising policy.

         d. DrKoop.com shall not transmit any so-called "interstitials" or "pop-up ads" to users of Family.com or the Family.com Wrapped-Pages.

    8. At present, BVIG intends that all Health Content provided to users of BVIG's site "Disney.com" shall be provided via Links to Family.com. ***

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   13 of 21

     9. Any promotions and/or links to Family.com provided by DrKoop.com shall be approved in advance by BVIG.

    10. All Content Partner Content shall carry Content Partner's legal disclaimer, a copy of which is included on Appendix A-1, which may be revised from time to time by Content Provider. Other than Headlines, this disclaimer shall be presented in its entirety any time Content Partner Content is displayed. In addition, certain third party content which is provided by Content Partner may have additional requirements for displaying, such as including the logo of the original content provider (for example, Dartmouth Medical content must carry the branding and logo of the Dartmouth Medical School), which requirements are described on Appendix A-1. Content Partner will provide further details concerning such requirements at the time Content Partner Content is submitted for inclusion in the Service.

    11.  Advertising

         a. Commencing on Execution Date, BVIG shall deliver *** of DrKoop.com Ad Banners at a cpm of *** on a "run of site" basis across Family.com. *** of such impressions shall be delivered by September 15, 1999 and the remainder shall be delivered within the first year of this Agreement. The terms and conditions of the BVIG's then-current "Advertising Sales Terms and Conditions" shall apply to such advertising. Copies of such terms and conditions are available from BVIG on request.

         b. Provided DrKoop.com is current on all payments described above, BVIG agrees to purchase *** Ad Banner impressions on the DrKoop.com Site at a cpm of *** of the impressions shall be delivered during the first year of this Agreement and the remaining *** shall be delivered as determined by BVIG over the first two (2) years of this Agreement.


__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   14 of 21

                                 APPENDIX A-1


This Appendix A-1 sets forth existing Content Provider Content as of the Effective Date. All Content Provider Content includes, in addition to the requirements listed below, drkoop.com branding. Content Partner may revise this Appendix from time to time, to reflect new content added to the DrKoop.com Site, and to reflect the termination or expiration of third party agreements, which revisions shall be subject to BVIG's reasonable approval; notwithstanding the foregoing, Content Partner shall maintain the quality and quantity of Content Provider Content available to BVIG throughout the term of the Agreement.



Category       Source                Copyright          Distribution            Disclaimer      Logo
                                                        Rights                  Required        Needed
========================================================================================================
Disease

               Dartmouth             Drkoop.com         any use                 Standard        Yes



               N. Snyderman          Drkoop.com         any use                 Standard        Yes

               Public Domain -       Drkoop.com         any use                 Standard        Yes
               NIH

               Patient                                  Individual deals -      Standard        No
               Associations                             please inquire about
                                                        specifics with
                                                        bhansen@drkoop.com
=============================================================================================
Expert         Sharon Howard -       Drkoop.com         any use                    Standard     No
Content        Nutrition

               Armond Tecco -        Drkoop.com         any use                    Standard     No
               Fitness

               Debora Orrick -       Drkoop.com         any use                    Standard     No
               Smoking

               Elizabeth Farrugia    Drkoop.com         any use                    Standard     No
               - Insurance
=============================================================================================
Pharmacy       Joe Graedon           JG                 Limited offline use        Standard     No

               Multum                Multum                                        Standard +   Yes
                                                                                     Multum

                                   15 of 21

==============================================================================================
Insurance      J. Hallam / T.        Drkoop.com         any use                    Standard       No
               Rowen
==============================================================================================

==============================================================================================
Clinical       public domain                            any use                    Standard       No
Trials

==============================================================================================
Community      Day in my life        Drkoop.com         any use                    Standard       No

               In the Spotlight                         Individual deals -         Standard       No
                                                        please inquire
==============================================================================================
                                                                                                  No
Health Site                          Drkoop.com         any use                    Standard
Reviews

          Standard Disclaimer
This information is not intended to be a substitute for professional medical advice. You should not use this information to diagnose or treat a health problem or disease without consulting with a qualified healthcare provider. Please consult your healthcare provider with any questions or concerns you may have regarding your condition.

          Multum Disclaimer
Every effort has been made to ensure that the information provided by Multum is accurate, up-to-date, and complete, but no guarantee is made to that effect. In addition, the drug information contained herein may be time sensitive and should not be utilized as a reference resource beyond the date hereof. Also requires user to accept Terms of Use when such content is first displayed.

                                   16 of 21

                                  APPENDIX B

                                      ***




__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   17 of 21

                                  APPENDIX C

                           ERROR CORRECTION SCHEDULE

The response times within which DrKoop.com shall remedy and/or correct any material limitations or errors in any Content Partner Content made available by or through DrKoop.com that Users of Family.com bring to DrKoop.com's attention or about which DrKoop.com otherwise becomes aware are specified below. DrKoop.com shall acknowledge receipt of the problem description, and, in the time frames specified below, remedy and/or correct the problem.

Program/Error Severity Levels        Problem/Error Correction Time
-----------------------------        -----------------------------

***



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   18 of 21

                                  APPENDIX D

                               FEES AND PAYMENTS

A.   Fees and Payments

     1. DrKoop.com shall pay to BVIG a content/program placement fee of six million dollars ($6,000,000) (five hundred thousand dollars of which is attributable as a production fee as described below) and, in consideration for the ad impressions to the delivered under Appendix A, Section 12a., an advertising fee of one million five hundred thousand dollars ($1,500,000) payable to BVIG on the schedule specified below.

     2. BVIG shall pay to DrKoop.com an advertising fee of two million dollars ($2,000,000) for the ad impressions to be provided under Appendix A,
          Section 12b over the first two year period of the term of this Agreement, provided this Agreement is not terminated.

B.        Payment Schedule

     1. Content/Placement Fee to BVIG:DrKoop.com shall pay to BVIG a non-refundable, up-front production fee payment ***

     2.   ***

C. Other

     1. BVIG (or its agents) shall receive all monies derived from advertising, product sales, and all other activities and transactions on all pages of Family.com. DrKoop.com shall receive all monies derived from advertising, product sales and all other activities and transactions on the Family.com-Wrapped Pages and the DrKoop.com Site.

     2.   All BVIG invoices are to be mailed to:

          drkoop.com, Inc.
          8920 Business Park Drive
          Longhorn Suite
          Austin, Texas 78759
          Attention: _______________________

          All payments are to be mailed to:
          Buena Vista Internet Group
          5161 Lankershim Blvd.
          North Hollywood, CA 91601
          Attention: Accounts Payable

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   19 of 21

                                  APPENDIX E
                                      ***



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   20 of 21

                                  APPENDIX F
                                      ***



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   21 of 21